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                                                                   EXHIBIT 10.33

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                PLAN OF REORGANIZATION AND STOCKHOLDERS AGREEMENT

                                  by and among

                      AMERICAN INTERNATIONAL GROUP, INC.,

                                 JULES B. KROLL

                                       and

                              KROLL HOLDINGS, INC.

                                  -------------

                                  June 15, 1993

                                  -------------

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
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                                TABLE OF CONTENTS
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         I.  REORGANIZATION

                  1.1   AIG Contribution........................................................................  2
                  1.2   Kroll Contribution......................................................................  3
                  1.3   Effect of the Reorganization............................................................  3
                  1.4   Closing.................................................................................  6

         II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  2.1   Due Organization, Etc...................................................................  5
                  2.2   Licenses; Permits.......................................................................  6
                  2.3   Authorization; Execution and Delivery of
                         Agreement. ............................................................................  6
                  2.4   No Conflicts; Consents..................................................................  7
                  2.5   Capital Stock...........................................................................  9
                  2.6   No Brokers.............................................................................. 10
                  2.7   Litigation and Claims................................................................... 11
                  2.8   Financial Statements; Taxes............................................................. 11
                  2.9   Use of Proceeds......................................................................... 12

         III.  REPRESENTATIONS AND WARRANTIES OF AIG

                  3.1   Due Organization, Etc................................................................... 13
                  3.2   Authorization; Execution and Delivery of
                         Agreement.............................................................................. 13
                  3.3   No Consent.............................................................................. 14
                  3.4   No Brokers.............................................................................. 14
                  3.5   Litigation and Claims................................................................... 14
                  3.6   Investment Purposes..................................................................... 15
                  3.7   Accredited Investor..................................................................... 15

         IV.  REPRESENTATIONS AND WARRANTIES OF MR. KROLL

                  4.1   Title to the Kroll Group Stock.......................................................... 15
                  4.2   Authority............................................................................... 15

         V.  REGISTRATION RIGHTS

                  5.1   Piggy-Back Registration................................................................. 16
                  5.2   Filings; Information.................................................................... 29
                  5.3   Participation in Underwritten Registrations............................................. 22
                  5.4   Indemnification and Contribution Relating to
                         Registrations.......................................................................... 22
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
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         VI.  COVENANTS OF THE COMPANY

                  6.1   Financial Statements and Other Reports.................................................. 27
                  6.2   Composition of Board.................................................................... 28
                  6.3   Restrictions on the Company............................................................. 29

         VII.  COVENANTS OF AIG AND MR. KROLL

                  7.1   Term.................................................................................... 31
                  7.2   Restrictions on AIG..................................................................... 31
                  7.3   Voting.................................................................................. 33
                  7.4   Sale of Shares.......................................................................... 34
                  7.5   Tag-Along Rights........................................................................ 36
                  7.6   Confidentiality......................................................................... 37
                  7.7   Stock Legend............................................................................ 38

         VIII.  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

                  8.1   Conditions to the Obligations of AIG.................................................... 39
                  8.2   Conditions to the Obligations of the Company and Mr. Kroll.............................. 41

         IX.  GENERAL PROVISIONS

                  9.1   Public Disclosure and Confidentiality................................................... 43
                  9.2   Survival of Representations, Warranties and
                          Agreements............................................................................ 43
                  9.3   Termination............................................................................. 43
                  9.4   Notices................................................................................. 44
                  9.5   Specific Performance.................................................................... 45
                  9.6   Fees and Expenses....................................................................... 46
                  9.7   Entire Agreement........................................................................ 46
                  9.8   Waivers and Amendments.................................................................. 46
                  9.9   Governing Law........................................................................... 47
                  9.10  Binding Effect; No Assignment..........................................................  47
                  9.11  Counterparts............................................................................ 47
                  9.12  Further Assurances...................................................................... 47
                  9.13  Captions................................................................................ 48
                  9.14  Construction and Representation by Counsel.............................................. 48
                  9.15  No Third-Party Beneficiaries............................................................ 48
                  9.16  Definitions............................................................................. 48


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                                    SCHEDULES
                                    ---------

1.2      Common Stock Issued to the Existing Stockholders

2.1      Encumbrances and Partially Owned Subsidiaries

                                    EXHIBITS
                                    --------

A        Form of Notes

                                       iii


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                PLAN OF REORGANIZATION AND STOCKHOLDERS AGREEMENT
                -------------------------------------------------

                  PLAN OF REORGANIZATION AND STOCKHOLDERS AGREEMENT (the "AGREEMENT") dated as of June 15, 1993 by and among AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation ("AIG"), JULES B. KROLL and KROLL HOLDINGS, INC., a Delaware corporation (the "COMPANY").

                  WHEREAS, Mr. Kroll owns 92% of the capital stock of each of Kroll Associates, Inc., a Delaware corporation ("Associates"), Harrison/Kroll Environmental Services, Inc., a Louisiana corporation ("H/K"), Palumbo Partners, Inc., a Delaware corporation ("Palumbo"), and Kroll Associates U.K. Limited, a corporation organized under the laws of England ("U.K.") (Associates, H/K, Palumbo and O.K., together with the Subsidiaries (as hereinafter defined) of each such entity, are hereinafter referred to, collectively, as the "KROLL GROUP" and, individually, as a "MEMBER OF THE KROLL GROUP");

                  WHEREAS, AIG, Mr. Kroll and all of the other holders of capital stock of the members of the Kroll Group (other than the Subsidiaries) (such holders are hereinafter referred to as the "EXISTING STOCKHOLDERS") wish to provide for the reorganization described herein (the "REORGANIZATION");

                  WHEREAS, in connection with the Reorganization, AIG will contribute cash and notes to the Company and will receive, in exchange therefor, 23,100 shares (the "Shares") of the Company's Class A Common Stock, par value $.01 per share ("'CLASS A COMMON STOCK");


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                  WHEREAS, in connection with the Reorganization, Mr. Kroll and the Existing Stockholders will contribute all of the capital stock held by them of the members of the Kroll Group (the "OUTSTANDING STOCK") and will receive, in exchange therefor, shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), as a result of which the Company shall become a holding company of the Kroll Group; and

                  WHEREAS, it is intended that the Reorganization shall constitute a tax-free transaction in which the contribution to the Company of cash, notes and the capital stock of the Kroll Group shall be made solely in exchange for the capital stock of a corporation that, immediately following such contribution, is controlled by the parties making such contributions, as provided in Section 351 of the Internal Revenue Code of 1986, as amended;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the satisfaction or waiver of the conditions hereof, the parties hereto do hereby agree as follows:

                                I. REORGANIZATION

                  1.1. AIG CONTRIBUTION. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and deliver to AIG, the Shares. As


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consideration for the Shares, at the Closing (as hereinafter defined), AIG shall contribute to the Company $14,999,990, of which $10,000,000 shall be paid in immediately available funds and $4,999,990 shall be paid in the form of two notes substantially in the form of Exhibit A to this Agreement (the
"Notes").

         1.2. KROLL CONTRIBUTION. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and deliver to Mr. Kroll and each of the Existing Stockholders the number of shares of Common Stock set forth opposite his name on Schedule 1.2 to this Agreement. As consideration for such shares of Common Stock, at the Closing, Mr. Kroll and each of the Existing Stockholders shall contribute to the Company all of the shares of Outstanding Stock then held by him, free and clear of all Encumbrances (as hereinafter defined), and together with all rights now and hereafter attaching thereto. As used herein, "ENCUMBRANCE" shall mean any lien, pledge, claim, option, encumbrance, mortgage, hypothecation, equity, charge, or any other similar limitation, except any such limitation contemplated by this Agreement.

                  1.3. EFFECT OF THE REORGANIZATION. By virtue of the Reorganization, on the Closing Date (as hereinafter defined), except as set forth in Schedule 2.l, each member of the Kroll Group will be a wholly owned subsidiary of the Company.



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                  1.4. CLOSING. (a) The Closing of the transactions provided for in this Agreement (the "CLOSING") shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York at 10:00 a.m. on June 15, 1993 or such other place and at such other time as the parties may agree after each of the conditions set forth in Article VIII of this Agreement shall have been fulfilled or waived in accordance herewith (the "CLOSING DATE").

                  (b) At the Closing, the Company will deliver to AIG the following:

                           (i)      a stock certificate representing the Shares;
                                    and

                           (ii) the documents referred to in Section 8.1 of this Agreement.

                  (c) At the Closing, the Company will deliver to Mr. Kroll and each of the Existing Stockholders a stock certificate representing the number of shares of Common Stock to which he is entitled as set forth in Section 1.2 of, and Schedule 1.2 to, this Agreement;

                  (d) At the Closing, AIG will deliver the following:

                           (i) to the Company, the consideration for the Shares, in the forms and amounts as set forth in Section 1.1; and

                           (ii) to the Company and Mr. Kroll, the documents referred to in Section 8.2 of this Agreement.



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                  (e) At the Closing, Mr. Kroll and each of the Existing
Stockholders will deliver the following:

                           (i) to the Company, all of the shares of Outstanding Stock held by such individual; and

                           (ii)     to AIG, the documents referred to in Section
                                    8.1 of this Agreement.

         II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to each of AIG and

Mr. Kroll that:

                  2.1. DUE ORGANIZATION, ETC. The Company and each member of the Kroll Group is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to own, operate and lease its respective properties and assets and to conduct its respective businesses as now conducted and is qualified to do business in each state or other jurisdiction where the nature of its properties, assets or businesses requires such qualification other than where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, business, operations, properties or assets (collectively, the "CONDITION") of the Company or any member of the Kroll Group. All of the outstanding shares of capital stock of each member



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of the Kroll Group are validly issued, fully paid and nonassessable, and, except as set forth on Schedule 2.1 of this Agreement, all of such outstanding shares shall, as of the Closing, be owned, directly or indirectly, by the Company free and clear of all Encumbrances. As used herein, "SUBSIDIARY" means a corporation or other business entity or arrangement a majority of the outstanding voting securities or ownership interests of which is owned, directly or indirectly, by the Company, by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

                  2.2. LICENSES; PERMITS. Each member of the Kroll Group has obtained and maintains in full force and effect all permits, licenses, consents, approvals, registrations, memberships, authorizations and qualifications under all federal, state, local and foreign laws and regulations, and with all federal, state, local and foreign governmental or regulatory authorities (each, an "AUTHORITY"), required for the conduct by it of its businesses and the ownership or possession by it of its properties and assets other than where the failure to obtain or maintain such permits, licenses, consents, approvals, registrations, memberships, authorizations or qualifications would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company or any member of the Kroll Group.

                  2.3. AUTHORIZATION; EXECUTION AND DELIVERY OF AGREEMENT. (a) The execution and delivery of this Agreement,



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the issuance of the Shares to AIG and the Common Stock to Mr. Kroll and the
Existing Stockholders and management under the Restricted Stock Plan (as hereinafter defined) and the consummation of the transactions contemplated hereby (i) are within the corporate power and authority of the Company, and (ii) have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (b) As of the Closing Date, the Shares shall be in due and proper form, duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor set forth herein, including payment in full of all amounts due on the Notes, the Shares will be validly issued, fully paid and nonassessable.

                  2.4. NO CONFLICTS; CONSENTS. The execution and delivery of this Agreement, the issuance of the Shares to AIG and the Common Stock to Mr. Kroll and the Existing Stockholders and management under the Restricted Stock Plan and the consummation of the transactions contemplated hereby do not conflict with, or result in any violation of or default under, or permit the acceleration of any obligation under, or the creation or imposition of any Encumbrance on, any of the



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properties or assets of the Company or any member of the Kroll Group under, (i)
any provision of the certificate of incorporation or by-laws of the Company or any member of the Kroll Group, (ii) any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument, or any permit, of the Company or any member of the Kroll Group or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Authority to which the Company or any member of the Kroll Group is a party or by which any of them is bound, other than as set forth herein or where such conflict, violation, default, acceleration or Encumbrance would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company and the Kroll Group taken as a whole or on the benefits intended to be afforded to AIG or Mr. Kroll under this Agreement. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Authority or third party is required to be made or obtained by the Company or any member of the Kroll Group (including, without limitation, under any environmental or occupational, health and safety laws) in order to execute or deliver this Agreement, effect the Reorganization, issue the Shares or Common Stock or consummate the transactions contemplated hereby except (i) the amendment to the Stockholders' Agreement dated as of March 20, 1992 among the Kroll Group, Robert J. McGuire and Joseph R. Rosetti, (ii) the amendment to the Stockholders' Agreement



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dated as of December 31, 1992 among the Kroll Group, Robert J. McGuire, Joseph
R. Rosetti and Ernest Brod, (iii) the consent of Teachers Insurance and Annuity Association of America and Herbert Kurz (collectively, "TIAA") under the Note Purchase Agreement dated as of December 15, 1989 and as amended by Consent and Amendment No. 1 dated November 4, 1991 (the "Note Purchase Agreement") and (iv) where the failure to make or obtain any such consent, approval, order, authorization, registration, declaration, filing or notice would not have a material adverse affect on the Condition of the Company and the Kroll Group taken as a whole or on the benefits intended to be afforded to AIG or Mr. Kroll under this Agreement.

                  2.5. CAPITAL STOCK. (a) As of the Closing Date, the authorized capital stock of the Company will consist solely of 153, 800 shares of Common Stock, of which 67, 663 shares shall be issued to Mr. Kroll and the Existing Stockholders and outstanding, and 46,200 shares of Class A Common Stock, of which 23,100 shares shall be issued to AIG and outstanding. Upon the consummation of the transactions contemplated by this Agreement all of the issued and outstanding shares of Common Stock and Class A Common Stock will have been validly issued and fully paid and non-assessable.

                  (b) As of the Closing Date, other than as contemplated by this Agreement, there shall not be authorized or outstanding any subscriptions, options, conversion rights,



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warrants or other agreements, securities or commitments of any nature whatsoever
(whether oral or written and whether firm or conditional) obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, to any person any shares of Common Stock or any other shares of the capital stock of the Company or any shares of the capital stock of any Subsidiary, or any securities convertible into or exchangeable for any such shares, or obligating any such person to grant, extend or enter into any such agreement or commitment, except for 9,240 restricted shares of Common Stock authorized for issuance under the Company's Restricted Stock Plan dated as of the Closing Date (the "Restricted Stock Plan"), of which 7,700 shares of Common Stock are being awarded as of the Closing Date and 1,540 shares of Common Stock shall be reserved for supplemental awards to participants under the plan. Except as provided herein, no class of capital stock of the Company is entitled to preemptive rights.

                  2.6. NO BROKERS. No Broker, finder, investment banker or other person or entity has acted on behalf of the Company in connection with the transactions contemplated by this Agreement in such manner as to give rise to any valid claim against AIG for any broker's fee, finder's fee or similar compensation in connection with the transactions contemplated by this Agreement.



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                  2.7. LITIGATION AND CLAIMS. There is no claim, prosecution, suit, action, arbitration, proceeding, investigation or review pending or, to the knowledge of the Company, threatened against or affecting the Company, any member of the Kroll Group or any of their respective properties or assets which questions the validity of this Agreement, the Shares, the Common Stock or any action taken or to be taken pursuant hereto, seeks to prohibit or impose any limitations on AIG's ownership of the Shares or Mr. Kroll's ownership of the Common Stock or which is reasonably likely to have a material adverse effect on the transactions contemplated by this Agreement. Neither the Company nor any member of the Kroll Group is in default with respect to any judgment, decree, injunction, rule or order of any court, arbitrator or Authority outstanding against or binding upon the Company or any member of the Kroll Group, other than where any such defaults would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company or any member of the Kroll Group.

                  2.8. FINANCIAL STATEMENTS; TAXES. (a) The combined financial statements for the fiscal year ended December 31, 1992 (the "FINANCIAL STATEMENTS") delivered to AIG were prepared in accordance with generally accepted accounting principles, applied on a consistent basis during the periods involved (except as may be set forth in the notes thereto), and on that basis fairly present the combined


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financial position, assets and liabilities of the Kroll Group as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of any interim financial statements, to normal year-end adjustments and any other adjustments described therein.

                  (b) Except as otherwise set forth in the Financial Statements, all tax returns, statements, reports, withholding obligations and forms thereinafter collectively referred to as "RETURNS") required to be filed with any Authority on or before the Closing Date by the Company or any member of the Kroll Group have been filed or will be filed on or before the Closing Date in accordance with all applicable laws; the Company and all relevant members of the Kroll Group have timely paid all taxes shown as due and payable on the Returns; and no action, suit, proceeding, investigation, audit or claim relating to taxes is proposed or pending against the Company or any member of the Kroll Group that would affect the Financial Statements; other than where such failure to file or pay or where such action, suit, proceeding, investigation, audit or claim would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company or any member of the Kroll Group.

                  2.9. USE OF PROCEEDS. The Company intends to use the proceeds from the capital contribution for the Shares for general corporate purposes.



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                   III. REPRESENTATIONS AND WARRANTIES OF AIG

                  AIG represents and warrants to the Company and Mr.
Kroll that:

                  3.1. DUE ORGANIZATION, ETC. AIG is a corporation duly organized, validly existing and in good standing under the laws of the State of
 Delaware.

                  3.2. AUTHORIZATION; EXECUTION AND DELIVERY OF AGREEMENT. AIG has a requisite corporate power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AIG. This Agreement has been duly executed and delivered by AIG and this Agreement constitutes, and, when executed and delivered by AIG, the Notes will constitute, a legal, valid and binding obligation of AIG enforceable against AIG in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or fulfillment of the terms and provisions hereof will conflict with or result in a breach or violation of, or constitute with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancelation or acceleration) under, any of the terms, conditions or provisions of (i) any corporate governance documents of AIG, (ii) any agreement, indenture, mortgage,


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lien, lease or other instrument or restriction of any kind to which AIG is a party or by which AIG is otherwise bound or affected or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to AIG.

                  3.3. NO CONSENT. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Authority is required to be made or obtained by AIG in order to execute or deliver this Agreement or to consummate the transactions contemplated hereby.

                  3.4. NO BROKERS. No Broker, finder, investment banker or other person or entity has acted on behalf of AIG in connection with the transactions contemplated by this Agreement in such manner as to give rise to any valid claim against the Company, any member of the Kroll Group or any Subsidiary for any broker's fee, finder's fee or similar compensation in connection with the transactions contemplated by this Agreement.

                  3.5. LITIGATION AND CLAIMS. There is no claim, prosecution, suit, action, arbitration, proceeding, investigation or review pending or, to the knowledge of AIG, threatened against or affecting AIG, or any of its properties or assets which questions the validity of this Agreement or any action taken pursuant hereto or which is reasonably likely to have a material adverse effect on the transactions contemplated by this Agreement.



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                  3.6. INVESTMENT PURPOSES. AIG is acquiring the Shares solely for its own account for the purpose of investment and not with a view to the public distribution thereof.

                  3.7. ACCREDITED INVESTOR. AIG (i) has such knowledge and experience in business and financial matters and with respect to investments in securities to enable it to understand and evaluate the risks of such investments and form an investment decision with respect thereto and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof and (ii) is an "accredited investor" as defined in Rule 501 ta) of Regulation D under the Securities Act of 1933, as amended (the "SECURITIES ACT").

                 IV. REPRESENTATIONS AND WARRANTIES OF MR. KROLL

                  Mr. Kroll hereby represents and warrants to AIG and the Company that:

                  4.1. TITLE TO THE KROLL GROUP STOCK. Mr. Kroll is the lawful owner, of record and beneficially, of 92% of the capital stock of Associates, H/K, Palumbo and U.K. and has good and marketable title to such shares, free and clear of any Encumbrances.

                  4.2. AUTHORITY. Mr. Kroll has all requisite power and authority and capacity to enter into this Agreement and to perform his obligations hereunder and this


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Agreement is a legal, valid and binding obligation of Mr. Kroll, enforceable against him in accordance with its terms.

                             V. REGISTRATION RIGHTS

                  5.1. PIGGY-BACK REGISTRATION. (a) If at any time after the Closing the Company proposes to file a registration statement under the Securities Act with respect to an offering of securities of the Company for the account of Mr. Kroll, then the Company shall give written notice of such proposed filing to AIG as soon as practicable (but in no event less than ten business days before the anticipated filing date), and such notice shall offer AIG the opportunity to include some or all of its Registrable Securities (as hereinafter defined) in such registration (a "PIGGY-BACK REGISTRATION"). The Company shall use its best efforts to cause the managing Underwriter or Underwriters (as hereinafter defined) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein. As used herein, "REGISTRABLE SECURITIES" means the Shares until (i) a registration statement covering such Shares has been declared effective by the Securities and Exchange Commission (the "COMMISSION") and the Shares have been disposed of pursuant to such effective registration statement or (ii) such Shares are sold under circumstances in which all of the applicable


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conditions of Rule 144 (or any similar provisions then in force) under the
Securities Act are met. As used herein, "UNDERWRITER" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

                  (b) The Company will bear all expenses of registrations pursuant to Section 5.1(a) of this Agreement (other than underwriting discounts and commissions and brokerage commissions and fees, if any, payable with respect to Registrable Securities sold by AIG), including, without limitation, registration fees, printing expenses, expenses of compliance with Blue Sky or other state securities laws, and legal and audit fees incurred by the Company in connection with such registration and amendments or supplements in connection therewith.

                  (c) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 5.1(a) concludes that the aggregate size of such offering is such that the price of the securities offered would be materially and adversely affected by inclusion of the Registrable Securities requested to be included by AIG, then the number of Registrable Securities to be offered for the account of AIG shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; PROVIDED that the



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proportion by which the amount of such class of securities intended to be offered by AIG is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by persons other than the Company is reduced. As used herein, "Person" means an individual or a corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  (d) To the extent not inconsistent with applicable law, AIG agrees not to effect any public sale or distribution of the security being registered (except as part of such registration) or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the ninety day period prior to, and during the 180 day period beginning on the effective date of such registration statement, if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

                  (e) In the event AIG chooses to sell some or all of its Registrable Securities pursuant to Section 5.1(a), AIG shall have the option to convert those Shares it intends to sell in such Piggy-Back Registration to Common Stock on a share for share basis and if the managing Underwriter or


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Underwriters of such offering concludes that the failure of AIG to convert such
Shares to common Stock would adversely affect the marketing of the securities offered, AIG agrees to convert such Shares to Common Stock.

                  5.2. FILINGS; INFORMATION. Whenever AIG requests that any Registrable Securities be registered pursuant to Section 5.1(a) hereof, the Company will use its best efforts to include such Registrable Securities in such registered sale and in connection with any such request:

                  (a) the Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to AIG copies of such registration statement as proposed to be filed, and thereafter furnish to AIG such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as AIG may reasonably request in order to facilitate the disposition of the Registrable Securities owned by AIG;

                  (b) After the filing of the registration statement relating to the Registrable Securities, the Company will promptly notify AIG of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (c) the Company will immediately notify AIG, at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to AIG any such supplement or amendment;

                  (d) the Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (e) the Company will make available for inspection by AIG and any attorney, accountant or other professional retained by AIG (collectively the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; and

                  (f) the Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (g) The Company may require AIG to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be required, in the opinion of counsel to the Company, in connection with such registration.

                  AIG agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.2(c) hereof, AIG will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until AIG's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 5.2(c) hereof, and,
if so directed by the Company, AIG will deliver to the Company all copies, other than permanent file copies then in AIG's possession, of the most recent prospectus covering the Registrable Securities at the time of receipt of such notice.

                  5.3. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. AIG may not participate in any underwritten registration hereunder unless AIG completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

                  5.4. INDEMNIFICATION AND CONTRIBUTION RELATING TO REGISTRATIONS. (a) The Company agrees to indemnify and hold harmless AIG, its officers, directors and agents, and each Person, if any, who controls AIG within the meaning of Section 20 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact on the part of the Company contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission on the part of the Company to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by AIG or on AIG's behalf for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of AIG if the Person asserting any such loss, claim, damage or liability purchased the Registrable Securities from AIG and if it is determined that it was the responsibility of AIG to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

                  (b) AIG agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to AIG, but only with reference to information relating to AIG furnished in writing by AIG or on AIG's behalf for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus; PROVIDED HOWEVER that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Company if the Person asserting any such loss, claim, damage or liability purchased the Registrable Securities from the Company and if it is determined that it was the responsibility of the Company to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be entitled to be sought pursuant to Section 5.4(a) or 5.4(b), such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought ("INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. The failure of an Indemnified Party to give notice as described in the preceding sentence shall relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party, or to contribute to the amount paid or payable by such Indemnified Party, under this Agreement to the extent that the Indemnifying Party shall have been prejudiced as a result of such failure. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 5.4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein for any reason other than the failure to give notice as provided in Section 5.4(c), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified

Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect both the relative benefits received by the Company on the one hand and AIG on the other from the relevant offering, and the relative fault of the Company on the one hand and of AIG on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits-received by the Company on the one hand and AIG on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to that received by AIG. The relative fault of the Company on the one hand and of AIG on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and AIG agree that it would not be just and equitable if contribution pursuant to this Section 5.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                          VI. COVENANTS OF THE COMPANY

                  The Company covenants and agrees that:

                  6.1. FINANCIAL STATEMENTS AND OTHER REPORTS. For so long as AIG owns Shares which represent more than 5% of the voting power of the Company's outstanding voting securities:

                  (a) the Company will, as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to AIG consolidated statements of income, retained earnings, cash flows and changes in stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

                  (b) the Company will, as soon as practicable and in any event within 90 days after the end of each fiscal year, furnish to AIG consolidated statements of income, retained earnings, cash flows and changes in stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized standing selected by the Company; and

                  (c) the Company will, promptly upon transmission thereof, furnish to AIG copies of all such financial statements, proxy statements, notices and reports as it shall send to all its stockholders generally and copies of all such registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and any regular and periodic reports as it may file with the Commission.

                  6.2. COMPOSITION OF BOARD. The Board of Directors of the Company (the "Board") shall be comprised as of the Closing of four members and AIG shall be entitled to designate one individual (which designee shall not include individuals whose membership on the Board would be a violation of law) for membership on the Board. If during the Voting Agreement Period (as hereinafter defined) the size of the Board is changed, at each election of directors during the Voting Agreement Period, AIG shall be entitled to designate such number of individuals for membership on the Board such that the ratio of the total number of members of the Board designated by AIG to the total number of members of the Board equals the ratio of the total voting power of securities of the Company then beneficially owned by AIG to the total voting power of securities of the Company then outstanding, rounded to the nearest whole number.

                  6.3. RESTRICTIONS ON THE COMPANY. (a) If, during the Agreement Period (as hereinafter defined), the Company issues additional Equity Securities (as hereinafter defined) (an "ADDITIONAL ISSUANCE"), except for issuances pursuant to (i) any currently outstanding stock option, warrant, convertible security or other right to purchase shares of any equity securities of the Company, (ii) any benefit plan or other employee or director arrangement adopted or implemented after the date of this Agreement, (iii) an employee stock ownership plan not in excess of 5% of the outstanding Equity Securities or (iv) any stock split, stock dividend or similar distribution made available to holders of Common Stock generally, then AIG shall be entitled to purchase from the Company during the twenty-five day period following the date on which the Company has given AIG written notice of the occurrence of the Additional Issuance, at a price per share equal to the fair market value per share of the consideration to be received for the Equity Securities to be issued in such Additional Issuance, that number of Equity Securities that equals the product of (x) the total number of Equity Securities offered in the Additional Issuance by (y) a fraction, the numerator of which equals the number of Equity Securities owned by AIG immediately prior to the Additional Issuance and the denominator of which equals the aggregate number of Equity Securities outstanding immediately prior to the Additional Issuance, rounded to the nearest whole share.

                  (b) During the period from the date hereof through December 31, 1994, the Company agrees to limit the salary paid by the Company to Mr. Kroll to no more than $500,000 on an annual basis; PROVIDED, HOWEVER, that, in the event the Board, in the good faith exercise of its business judgment, determines that Mr. Kroll's performance has been exceptional and/or that the financial results of the Kroll Group's operation has been extraordinarily good, the Board may consider an increase to Mr. Kroll's salary. During such period, any bonuses paid to Mr. Kroll shall be made on the same basis as currently in place at Associates. Thereafter, the Board will determine Mr. Kroll's compensation in the ordinary exercise of its fiduciary duties.

                       VII. COVENANTS OF AIG AND MR. KROLL

                  7.1. TERM. The agreements contained in this Article VII, other than those contained in Section 7.3, shall remain in effect (the "AGREEMENT PERIOD") until the earlier to occur of the following events: (i) AIG does not own Shares that represent more than 5% of the voting power of the Company's outstanding voting securities and (ii) such agreements are terminated or superseded pursuant to Sections 9.3 or 9.8.

                  7.2. RESTRICTIONS ON AIG. AIG agrees that, without the prior written consent of the Company or as expressly contemplated by the Agreement, AIG will not, and will cause each of its Affiliates (as hereinafter defined) not to, singly or as part of a group, directly or indirectly:

                  (a) acquire or propose to acquire any equity securities of the Company ("EQUITY SECURITIES") or any rights to acquire any Equity Securities;

                  (b) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to any Equity Securities (including by the execution of actions by written consent), become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or seek to advise, encourage or influence any person or entity with respect to the voting of any Equity Securities;

                  (c) initiate, propose or otherwise solicit, or participate in the solicitation of, stockholders for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act or knowingly induce any other individual or entity to initiate any stockholder proposal relating to the Company;

                  (d) form, join or in any way participate in a "group" or act in concert with any other person or entity with respect to any Equity Securities of the Company;

                  (e) participate in or encourage the formation of any group which owns or seeks or offers to acquire beneficial ownership of securities of the Company or rights to acquire such securities or which seeks or offers to affect control of the Company or for the purpose of circumventing any provision of this Agreement;

                  (f) act in concert with any other entity with respect to any Equity Securities or otherwise act, alone or in concert with others, to seek or offer to control or influence, in any manner, the management, the Board or the policies of the Company; PROVIDED, HOWEVER, that the participation in deliberations of the Board by the individual or individuals designated by AIG for election to the Board in accordance with Section 6.2 hereof shall not be considered a violation of this Section 7.2(f); or

                  (g) solicit, seek or offer to negotiate with or make any public statement or public proposal to the Company (or non-public statement or proposal that would impose a legal obligation on the Company to make a public announcement), or otherwise make any public announcement with respect to (i) any form of business combination or transaction involving the Company, (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company, (iii) any request to amend, waive or terminate the provisions of this Article VII or (iv) any proposal, statement or action inconsistent with the terms of this Article VII, or (v) knowingly encourage, aid or otherwise induce any person to take any of the actions set forth in this Section 7.2. As used herein, an "AFFILIATE" of a specified Person is a Person that directly, or indirectly, controls, or is controlled by, or is under common control with, the Person specified.

                  7.3. VOTING. For a period of five years from the Closing (or until such earlier time as AIG no longer owns Shares) (the "VOTING AGREEMENT PERIOD"), AIG shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all Equity Securities beneficially owned by AIG shall be counted for purposes of determining the presence of a quorum at such meetings. The Voting Agreement Period shall be extended automatically for a period of one year on the last day of each year of the Agreement Period (each a "VOTING EXTENSION DATE") unless, prior to any Voting Extension Date, AIG delivers to the Company a written notice of election stating that the Voting Agreement Period shall not be extended for an additional one-year period. If AIG elects not to extend the Voting Agreement Period on or prior to any Voting

Extension Date, the Voting Agreement Period shall not thereafter be extended and the provisions contained in this Section 7.3 shall terminate on the last day of the Voting Agreement Period; PROVIDED, that in no event shall the remaining term of the Voting Agreement Period exceed the Agreement Period. During the Voting Agreement Period, in all elections of directors of the Company, each of AIG and Mr. Kroll shall cast its or his votes in favor of election of the nominees of the Board nominated in accordance with Section 6.2 hereof. Upon the date AIG is no longer entitled to designate any nominees for election to the Board, AIG shall cause those members of the Board that have been designated by AIG to resign from the Board, effective immediately.

                  7.4. SALE OF SHARES. (a) During the five year period following the Closing, AIG shall not sell, transfer or otherwise dispose of any of the Shares to any Person other than the Company.

                  (b) After the date that is five years from the date hereof, AIG may sell, transfer or otherwise dispose of any Shares provided that (i) the sale, transfer or disposition is made in accordance with the requirements of the Securities Act, (ii) the sale, transfer or disposition is made in accordance with Section 7.4(d) hereof, (iii) the transferee is not a Person that is, directly or indirectly, engaged in any business or line of business that (in the reasonable opinion of the Company) competes in any material way with any business or line of business then engaged in by the Company or any of its Subsidiaries and (iv) AIG will use all reasonable efforts to see that no Person owns more than 5% of the voting power of the Company's securities as a result of any such sale, transfer or disposition.

                  (c) Notwithstanding the provisions of paragraphs (a) and (b) of this Section 7.4, (i) AIG may sell or otherwise transfer its Shares pursuant to Article V or Section 7.5 and (ii) AIG may sell or otherwise transfer Shares at any time to one or more Affiliates of AIG that agree to be bound by the terms of this Agreement.

                  (d) Other than for sales and transfers described in paragraph
(c) of this Section 7.4, in the event that AIG desires to sell, transfer or otherwise dispose of Shares as permitted by this Section 7.4, AIG shall notify the Company and Mr. Kroll in writing at least sixty days prior to effecting such transfer and in such notice shall state the number of Shares to be transferred, the consideration to be received by AIG and the date on which the proposed transfer is to occur (the "TRANSFER NOTICE"). The Company and Mr. Kroll shall each have the option, exercisable by notice given in writing to AIG within thirty days of the date of the Transfer Notice, to acquire all or part of the Shares AIG desires to transfer for the consideration specified in the Transfer Notice on a date no later than thirty days from the date the Company or Mr. Kroll elects to exercise its or his option. In the event that both the Company and Mr. Kroll elect to acquire all or part of the Shares specified in the Transfer Notice and such elections would require the transfer of a greater number of Shares than are so specified, then the Shares specified in such Transfer Notice shall be divided between the Company and Mr. Kroll pro rata in proportion to the number of Shares which each elected to purchase. If the Company and Mr. Kroll do not elect to exercise any option granted pursuant to this paragraph (d), or the elections of the Company and Mr. Kroll do not result in the purchase by them of the full number of Shares specified in the Transfer Notice, AIG may transfer such number of Shares, after giving effect to the elections, if any, of the Company and Mr. Kroll, on the terms set forth in the Transfer Notice at any time within sixty days of the date of the Purchase Notice. If AIG does not consummate the transactions giving rise to such option within such sixty-day period then any subsequent sale or transfer shall be subject again to this paragraph (d) as if AIG had not provided notice to the Company and Mr. Kroll of a proposed sale or transfer.

                  7.5. TAG-ALONG RIGHTS. Mr. Kroll agrees, in connection with any binding agreement reached by him with any Person (other than an Affiliate of Mr. Kroll or a Member of the Kroll Family (as hereinafter defined)) relating to the sale by Mr. Kroll of all or a portion of his shares of Common Stock and if requested by AIG, to cause the prospective purchaser to purchase from AIG up to that number of the Shares then owned by AIG which equals the product of (x) the total number of Shares then owned by AIG multiplied by (y) a fraction, the numerator of which equals the number of shares of Common Stock to be purchased from Mr. Kroll and the denominator of which equals the sum of the total number of shares of Common Stock then owned by Mr. Kroll plus the number of shares of Common Stock then owned by any other stockholder of the Company entitled to participate in such sale (the "SALE RATIO"). Mr. Kroll shall notify AIG in writing of any such binding agreement, indicating the price and other material terms and conditions of the proposed sale, the intended closing date of such sale and the Sale Ratio. Any purchase from AIG under this Section 7.5 shall be at the same price per Share and on the same terms and conditions as apply to the purchase from Mr. Kroll. AIG will have ten days from receipt of such notice to notify Mr. Kroll in writing of its election to exercise its rights under this Section 7.5. If Mr. Kroll does not receive notice from AIG within such ten-day period, AIG will be deemed to have elected not to exercise its rights under this Section 7.5 and Mr. Kroll may complete the proposed sale of his Common Stock at the price and on the terms and conditions of his notice to AIG. As used herein, "MEMBER OF THE KROLL FAMILY" shall mean any spouse, child, adopted or natural, grandchild, parent, sibling, or in-law of Mr. Kroll.

                  7.6. CONFIDENTIALITY. AIG agrees that any information obtained by it pursuant to this Agreement (including without limitation in accordance with Section 5.2 and 6.1 of this Agreement), or as a result of the transactions contemplated by the Agreement, shall be, and shall be kept, confidential and shall not be used by AIG for any purpose, other than a registered sale of its Registrable Securities, unless and until such information is made generally available to the public for a period of not less than three days. AIG further agrees that it will, upon learning that disclosure of any information is sought in a court of competent jurisdiction or any other governmental agency, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of such information.

                  7.7. STOCK LEGEND. Each of AIG and Mr. Kroll acknowledges and agrees that the certificates for the Class A Common Stock and the Common Stock of the Company shall bear the following legends:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities or blue sky laws. The shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act or an opinion of counsel for Kroll Holdings, Inc. that registration is not required under the Act.

                  These shares are subject to certain limitations on transfer set forth in an agreement dated June 15, 1993 between American International Group, Inc., Jules B. Kroll and Kroll Holdings, Inc. including, but not limited to, restrictions on transfer, pledge, encumbrances or other dispositions. A copy of such agreement is on file with the Secretary of Kroll Holdings, Inc."

               VIII. CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

                  8.1. CONDITIONS TO THE OBLIGATIONS OF AIG. The obligations of AIG to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of each of the following conditions (subject to the right of AIG to waive any such condition):

                  (a) The representations and warranties of each of the Company and Mr. Kroll contained in this Agreement and in any statement, certificate, exhibit, schedule or other document delivered by the Company and Mr. Kroll pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct as of such specified date). The Company and Mr. Kroll shall have performed in all material respects all of its obligations under this Agreement to be performed at or prior to the Closing Date; and AIG shall have received at the time of the Closing certificates from the Company and Mr. Kroll reasonably satisfactory in form to AIG certifying to the satisfaction of all of the conditions set forth in this
Section 8.1(a).

                  (b) No action, suit or proceeding shall have been instituted or threatened which seeks to restrain, prohibit or declare illegal the transactions contemplated by this Agreement by an Authority. No temporary restraining order or injunction shall have been issued by any court or governmental body restraining or prohibiting, and no other Legal Requirement (as hereinafter defined) shall have come into effect making illegal, the performance of this Agreement or the consummation of any of the transactions contemplated hereby. As used herein, "LEGAL REQUIREMENT" shall include laws, regulations, ordinances, orders, decrees, permits, licenses, consents, approvals, registrations, memberships, authorizations and qualifications required by any Authority.

                  (c) All consents, approvals, permits and authorizations required to be obtained from, and all filings required to be made with, any Authority and all material consents, approvals, permits and authorizations required to be obtained from, and all filings required to be made with, any Person in connection with the consummation of the transactions contemplated hereby shall have been obtained or made, and all waiting periods specified under applicable Legal Requirements, and all extensions thereof, the passing of which is required for such consummation shall have passed. Without limiting the foregoing, the Consent of TIAA under the Note Purchase Agreement shall have been obtained.

                  (d) No proceeding shall have been instituted or consented to by or against the Company or any subsidiary seeking to adjudicate any of them bankrupt or insolvent, or seeking liquidation, winding up, reorganization or other similar actions, or seeking the entry of an order to rely on the appointment of a receiver, trustee or other similar official for it or any of them and the Company shall not have taken any corporate action to authorize any of the above.

                  (e) The Company shall have delivered a certificate or certificates for the Shares in the name of AIG and such other instruments of transfer or conveyance as are reasonably requested by AIG to vest in AIG or its designee good, valid and marketable title to the Shares.

                  (f) All of the shares of Outstanding Stock shall have been contributed to the Company.

                  (g) AIG shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Company, dated the Closing Date and addressed to AIG, substantially in the form of Exhibit B hereto.

                  8.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND MR. KROLL. The obligations of the Company and Mr. Kroll to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date , of the following conditions (subject to the right of the Company or Mr. Kroll to waive any such condition as applied to it or him):

                  (a) The representations and warranties of AIG contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except to the extent that any representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct as of such specified date). AIG shall have performed in all material respects all of its obligations under this Agreement to be performed at or prior to the Closing Date and the Company and Mr. Kroll shall have received at the time of the Closing a certificate from AIG reasonably satisfactory in form to the Company and Mr. Kroll certifying to the satisfaction of the condition set forth in this
Section 8.2(a).

                  (b) No action, suit or proceeding shall have been instituted or threatened which seeks to restrain, prohibit or declare illegal, or to obtain a material amount of damages arising from the transactions contemplated by this Agreement and no temporary restraining order or injunction shall have been issued by any court or governmental body restraining or prohibiting, and no Legal Requirement shall have come into effect making illegal, performance of this Agreement or the consummation of any of the transactions contemplated hereby.

                  (c) All consents, approvals, permits and authorizations required to be obtained from, and all filings required to be made with, any Authority and all material consents, approvals, permits and authorizations required to be obtained from, and all filings required to be made with, any Person in connection with the consummation of the transactions contemplated hereby shall have been obtained or made, and all waiting periods specified under applicable Legal Requirements, and all extensions thereof, the passing of which is required for such consummation, shall have been passed.

                  (d) All of the shares of Outstanding Stock and the cash and notes described in Section 1.1 shall have been contributed to the Company.

                             IX. GENERAL PROVISIONS

                  9.1. PUBLIC DISCLOSURE AND CONFIDENTIALITY. Each party hereby agrees that no press release or public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement or the terms hereof unless specifically approved in advance by both parties.

                  9.2. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations and warranties contained herein or in any other document or instrument delivered in connection herewith shall survive the Closing.

                  Articles V, VI, VII and IX of this Agreement shall survive the Closing without limitation as to time, except as specifically provided herein.

                  9.3. TERMINATION. (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                           (i) By mutual written consent of the parties to this Agreement;

                           (ii) By the Company or Mr. Kroll, if such party shall have determined in good faith that one or more of the conditions set forth in Section 8.2 cannot be fulfilled as a result of an occurrence or event beyond the control of the Company and Mr. Kroll;

                           (iii) By AIG, if AIG shall have determined in good faith that one or more of the conditions set forth in
         Section 8.1 cannot be fulfilled as a result of an occurrence or event beyond the control of AIG; or

                           (iv) By any party if the Closing shall not have occurred by June 18, 1993 (other than as a result of a breach of this Agreement by the party seeking termination).

                  (b) If this Agreement is terminated and the transactions contemplated hereby are not consummated as provided above, this Agreement shall become void and of no further force and effect, except for (i) any liability of the breaching party for any willful breach of a covenant or agreement contained in this Agreement causing or permitting such termination; and (ii) the provisions of Section 7.6, which shall survive any such termination.

                  9.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by certified mail, telex or facsimile (and promptly confirmed by certified mail, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to the Company or to Mr. Kroll to:

                           Kroll Associates, Inc.
                           900 Third Avenue
                           New York, New York 10022
                           Attention:  Robert P. Connolly, Esq.
                           Facsimile:  (212) 644-5794

                           with a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York 10006
                           Attention:  Allan G. Sperling
                           Facsimile:  (212) 225-3999

                  (b)      if to AIG to:

                           American International Group, Inc.
                           70 Pine Street
                           New York, New York 10270
                           Attention:  Edward E. Matthews
                           Facsimile:  (212) 509-5296

                           with a copy to:

                           American International Group, Inc.
                           70 Pine Street
                           New York, New York 10270
                           Attention:  General Counsel
                           Facsimile:  (212) 514-6894

                  9.5. SPECIFIC PERFORMANCE. Because the remedy at law for any breach of this Agreement that an aggrieved party has not otherwise waived would be inadequate, the parties hereto hereby consent to the granting of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that any breach or threatened breach of this Agreement be restrained.

                  9.6. FEES AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated and except as provided herein, each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and Closing of this Agreement and the transactions provided for hereby.

                  9.7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding among the parties with respect to the Reorganization and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

                  9.8. WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                  9.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF DELAWARE NECESSARILY APPLY) (IN EACH CASE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in Section 9.4 together with a copy to be delivered to such party's attorneys as provided in Section 9.4.

                  9.10. BINDING EFFECT NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law.

                  9.11. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

                  9.12. FURTHER ASSURANCES. Each party shall, at the request of the other party, at any time and from time to time following the Closing promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to confirm or carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

                  9.13. CAPTIONS. All section titles or captions contained in this Agreement or in any Exhibit or Schedule annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  9.14. CONSTRUCTION AND REPRESENTATION BY COUNSEL. The parties hereto acknowledge and represent that in the negotiation and drafting of this Agreement they have been represented by and relied upon the advice of counsel of their choice. The parties hereto affirm that their counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibit or schedule attached hereto.

                  9.15. NO THIRD-PARTY BENEFICIARIES. It is understood and agreed among the parties hereto that this Agreement and the representations, warranties and covenants made herein are made expressly and solely for the benefit of the other party hereto (or their respective successors or permitted assigns), and that no other person shall be entitled or be deemed to be a third-party beneficiary of any party's rights under this Agreement.

                  9.16. DEFINITIONS. The following terms shall have the respective meanings specified in the indicated Sections of this Agreement:

                    Term                                                        Agreement Section
                    ----                                                        -----------------
                  Additional Issuance                                                   6.3(a)
                  Affiliate                                                             7.2
                  Agreement                                                           Recitals
                  Agreement Period                                                      7.1
                  AIG                                                                 Recitals
                  Associates                                                          Recitals
                  Authority                                                             2.2
                  Board                                                                 6.2
                  Class A Common Stock                                                Recitals
                  Closing                                                               1.4(a)
                  Closing Date                                                          1.4(a)
                  Commission                                                            5.1(a)
                  Common Stock                                                        Recitals
                  Company                                                             Recitals
                  Condition                                                             2.1
                  Encumbrance                                                           1.2
                  Equity Securities                                                     7.2(a)
                  Existing Stockholders                                               Recitals
                  Exchange Act                                                          5.4(a)
                  Financial Statements                                                  2.8(a)
                  H/K                                                                 Recitals
                  Indemnified Party                                                     5.4(c)
                  Indemnifying Party                                                    5.4(c)
                  Inspectors                                                            5.4(e)
                  Kroll Group                                                         Recitals
                  Legal Requirement                                                     8.1(b)
                  Member of the Kroll family                                            7.5
                  member of the Kroll Group                                           Recitals
                  Note Purchase Agreement                                               2.4
                  Notes                                                                 1.1
                  Outstanding Stock                                                   Recitals
                  Palumbo                                                             Recitals
                  Person                                                                5.1(c)
                  Piggy-Back Registration                                               5.1(a)
                  Records                                                               5.2(e)
                  Registrable Securities                                                5.1(a)
                  Reorganization                                                      Recitals
                  Restricted Stock Plan                                                 2.5(b)
                  Returns                                                               2.8(b)

                  Sale Ratio                                                            7.5
                  Securities Act                                                        3.7
                  Shares                                                              Recitals
                  Subsidiary                                                            2.1
                  TIAA                                                                  2.4
                  Transfer Notice                                                       7.4(d)
                  U.K.                                                               Recitals
                  Underwriter                                                           5.1(a)
                  Voting Agreement Period                                               7.3
                  Voting Extension Date                                                 7.3

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                      AMERICAN INTERNATIONAL GROUP, INC.

                                      By: /s/ Kathleen E. Shannon
                                         -----------------------------
                                               Title: Vice President

                                      JULES B. KROLL

                                      By: /s/ Jules B. Kroll
                                         -----------------------------
                                               Jules B. Kroll

                                      KROLL HOLDINGS, INC.

                                      By: /s/ Jules B. Kroll
                                         -----------------------------
                                               Title:

                                  SCHEDULE 1.2

Name                                                 Shares of Kroll Holdings, Inc.
-----------------------------------------------------------------------------------

Jules B. Kroll                                       61,500

Robert J. McGuire                                    3,272.5

Joseph R. Rosetti                                    2,310

Ernest Brod                                          577.5

                                  SCHEDULE 2.1

Kroll Asia
----------

         Kroll Associates, Inc. owns a 50% interest in this joint venture with Jardine, Matheson & Co., Limited, Hong Kong Security Limited and Erskine Company Limited.

Kroll France
------------

         500 shares of capital stock outstanding. 499 shares held by Kroll Associates U.K. Limited and 1 share held by Jules B. Kroll.

                                                                       EXHIBIT A

$2,999,990                                                    New York, New York
                                                              June 15, 1993

                  For value received, AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation ("AIG"), hereby promises to pay on the day six months following the date hereof to KROLL HOLDINGS, INC., a Delaware corporation (the "Company" ), in lawful money of the United States of America, the principal sum of Two Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety Dollars ($2,999,990), together with interest on such principal sum from and including the date hereof to but excluding the date of payment at the rate of 3 1/2% per annum, for the actual number of days elapsed on the basis of a year consisting of 360 days.

                  This Note is one of the Notes referred to in, and is subject to and governed by, the Agreement. As used herein, the "Agreement" means the Plan of Reorganization and Stockholders Agreement dated as of June 15, 1993 by and among AIG, Jules B. Kroll and the Company, as it may be supplemented, amended or modified at any time from time to time in accordance with its provisions.

                  Neither this Note nor any interest herein may be transferred or assigned by the Company except with the prior written consent of AIG, and any assignment or attempted assignment other than pursuant to the foregoing shall be null and void.

                  AIG hereby waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to this Note; PROVIDED, however, that the Company shall forward this Note, marked canceled, promptly following the Company's receipt of full payment hereunder. Purchaser agrees that no extension of time for payment of this Note shall release, discharge, modify, change or affect its liability under this Note.

                  This Note may be prepaid in whole or in part without penalty upon two days' notice to the Company.

                  This Note shall be governed by and construed and interpreted in accordance with the law, without regard to principles governing choice of law, of the State of New York.

                                AMERICAN INTERNATIONAL GROUP, INC.

                                By:
                                   ------------------------------------
                                   Name:
                                   Title:

                                By:
                                   ------------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT A

$2,000,000                                                    New York, New York
                                                              June 15, 1993

                  For value received, AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation ("AIG"), hereby promises to pay on the ninetieth day following the date hereof to KROLL HOLDINGS, INC., a Delaware corporation ( the "Company"), in lawful money of the United States of America, the principal sum of Two Million Dollars ($2,000,000), together with interest on such principal sum from and including the date hereof to but excluding the date of payment at the rate of 3 1/4% per annum, for the actual number of days elapsed on the basis of a year consisting of 360 days.

                  This Note is one of the Notes referred to in, and is subject to and governed by, the Agreement. As used herein, the "Agreement" means the Plan of Reorganization and Stockholders Agreement dated as of June 15, 1993 by and among AIG, Jules B. Kroll and the Company, as it may be supplemented, amended or modified at any time from time to time in accordance with its provisions.

                  Neither this Note nor any interest herein may be transferred or assigned by the Company except with the prior written consent of AIG, and any assignment or attempted assignment other than pursuant to the foregoing shall be null and void.

                  AIG hereby waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to this Note; PROVIDED, however, that the Company shall forward this Note, marked canceled, promptly following the Company's receipt of full payment hereunder. AIG agrees that no extension of time for payment of this Note shall release, discharge, modify, change or affect its liability under this Note.

                  This Note may be prepaid in whole or in part without penalty upon two days' notice to the Company.

                  This Note shall be governed by and construed and interpreted in accordance with the law, without regard to principles governing choice of law, of the State of New York.

                                 AMERICAN INTERNATIONAL GROUP, INC.

                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

                                 By:
                                    ---------------------------------
                                    Name:
                                    Title:

--------------------------------------------------------------------------------


                              PARTNERSHIP AGREEMENT

                                       OF

                            ELECTRONIC RECOVERY GROUP


                             ---------------------





                                As of May 1, 1994


--------------------------------------------------------------------------------


                                TABLE OF CONTENTS
                                -----------------
ARTICLE I: CONSTRUCTION.........................................................................................  1
                  1.1      Definitions..........................................................................  1
                  1.2      Interpretation.......................................................................  5
                  1.3      Headings.............................................................................  5

ARTICLE II: ORGANIZATION........................................................................................  5
                  2.1      Organization.........................................................................  5
                  2.2      Name.................................................................................  5
                  2.3      Purposes.............................................................................  5
                  2.4      Principal Office.....................................................................  5
                  2.5      Certificate of Doing Business........................................................  6
                  2.6      Partners.............................................................................  6
                  2.7      Term.................................................................................  6

ARTICLE III: PARTNERS' CAPITAL................................................................................... 6
                  3.1      Partners' Capital....................................................................  6
                  3.2      Capital Calls........................................................................  6
                  3.3      Performance of Other Obligations ....................................................  7

ARTICLE IV: CAPITAL ACCOUNTS AND SHARING RATIOS.................................................................  7
                  4.1      Partner's Capital Accounts...........................................................  7

ARTICLE V: PROFIT AND LOSS ALLOCATIONS..........................................................................  8
                  5.1      Profit Allocations...................................................................  8
                  5.2      Loss Allocations.....................................................................  9
                  5.3      Timing of Allocations................................................................  9

ARTICLE VI: APPLICATION AND DISTRIBUTION OF PARTNERSHIP
                  FUNDS......................................................................................... 10
                  6.1      Capital Contributions and Cash Receipts.............................................. 10
                  6.2      Net Cash Flow........................................................................ 10
                  6.3      Time of Distributions................................................................ 10

ARTICLE VII: ACCOUNTING AND TAX MATTERS......................................................................... 11
                  7.1      Financial Records and Reports........................................................ 11
                  7.2      Tax Returns.......................................................................... 11
                  7.3      Accounting and Tax Elections......................................................... 11
                  7.4      Federal Income Tax Proceedings....................................................... 11
                  7.5      Bank Accounts and Investments........................................................ 12

ARTICLE VIII: MANAGEMENT OF THE PARTNERSHIP; POWERS AND
                  DUTIES OF THE PARTNERS........................................................................ 12
                  8.1      Management and Conduct of Operations................................................. 12
                  8.2      Consent of Partners.................................................................. 14
                  8.3      Duties of Partners................................................................... 15
                  8.4      Indemnification and Exculpation...................................................... 15

ARTICLE IX: PARTNERS' COMPENSATION.............................................................................. 16
                  9.1      Fees and Allowances.................................................................. 16

                  9.2      Permitted Compensation............................................................... 16
                  9.3      Other Benefits....................................................................... 16

ARTICLE X: OTHER ACTIVITIES OF PARTNERS......................................................................... 17

ARTICLE XI: RESTRICTIONS ON PARTNERS' INTERESTS................................................................. 18
                  11.1     Limitations on Disposition........................................................... 18
                  11.2     Exceptions for Alienation............................................................ 18
                  11.3     Purchase and Sale Options............................................................ 18
                  11.4     Right of First Refusal............................................................... 20

ARTICLE XII: RIGHT TO CONTINUE BUSINESS OF PARTNERSHIP.......................................................... 21

ARTICLE XIII: DISSOLUTION AND WINDING UP........................................................................ 21
                  13.1     Events of Dissolution................................................................ 21
                  13.2     Liquidating Trustee.................................................................. 22
                  13.3     Procedure on Winding Up.............................................................. 22
                  13.4     Distribution of Assets............................................................... 22

ARTICLE XIII: MISCELLANEOUS..................................................................................... 23
                  14.1     Notices.............................................................................. 23
                  14.2     Further Assurances................................................................... 24
                  14.3     Organizational Expenses.............................................................. 24
                  14.4     Severability......................................................................... 24
                  14.5     Governing Law........................................................................ 24
                  14.6     Entire Agreement: Amendment.......................................................... 24
                  14.7     Binding Effect: Successors........................................................... 24
                  14.8     Arbitration.......................................................................... 24

         PARTNERSHIP AGREEMENT, dated as of May 1, 1994, by and between KROLL ELECTRONIC RECOVERY, INC., a Delaware corporation ("KCOR"), and SABIN ENVIRONMENTAL PROCESSING, INC., a Connecticut corporation ("SEP").

                                R E C I T A L S:

         The parties desire to establish a joint venture, which will be known as "Electronic Recovery Group" (the "Partnership") and will engage in the business of recovering and recycling used computers and their component parts, and to provide for the governance, administration and conduct of the affairs of the Partnership.

         In consideration of the foregoing and the mutual covenants hereinafter set forth, the parties agree as follows:

                                    ARTICLE I

                                  CONSTRUCTION

         1.1 DEFINITIONS. For the purposes of this Agreement, the initially capitalized terms set forth below shall have the following defined meanings:

         "Act" shall mean the Connecticut Uniform Partnership Act, as from time to time amended and in force, and any successor connecticut statute applicable to the Partnership.

         "Affiliate" of a specified person shall mean (i) a person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, the specified person; (ii) a person owning or controlling 10% or more of the outstanding voting or equity securities of the specified person; (iii) a person in whom the specified person owns or controls 10% or more of the outstanding voting or equity securities; (iv) any officer or director of or partner in the specified person; and (v) a person which the specified person serves as an officer or director or in which the specified person is a partner.

         "Agreement" shall mean this Partnership Agreement, including its recitals and any exhibits, as it may be amended and in force from time to time.

         "AIG" shall mean American International Group, Inc., a licensed insurer and an Affiliate of the Managing Partner.

         "Bankruptcy" of a Partner shall be deemed to occur when that Partner
(i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or has entered against it an order of relief in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding described in the preceding clause
(iv); (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of himself or of any substantial part of it properties;
(vii) is the subject of any proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, and such proceeding has not been dismissed within 120 days after its commencement; or (viii) has, without its consent or acquiescence, suffered the appointment of a trustee, receiver or liquidator of itself or of all or any substantial part of its properties, and such appointment is not vacated or stayed within 90 days after such appointment, or if within 90 days after the expiration of any such stay the appointment is not vacated. A Partner is referred to as being "Bankrupt" if the Bankruptcy of that Partner is deemed to have occurred.

         "Capital Account" shall mean the separate account maintained by the Partnership for each Partner, the balance of which is determined by entering credits and charges in accordance with Section 4.1.

         "Capital Contribution" shall mean the total capital contributed by each Partner pursuant to Sections 3.1 and 3.2.

         "Capital Deficit" shall mean, with respect to any Partner, the excess, if any, at any date of (i) all charges to its Capital Account on or prior to that date over (ii) the sum of all credits to its capital Account on or prior to that date.

         "Cash Receipts" shall mean all income and other payments received by the Partnership in cash during any Fiscal Quarter, but excluding Capital Contributions.

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Cumulative Priority Return" shall mean, as of any date, the amount, if any, by which the aggregate amount of the Priority Return accrued from the inception of the Partnership through that date exceeds the amount of Profits allocated to SEP pursuant to Section 5.1(ii) during the same period, adjusted, if such date is other than the last day of a Fiscal Year, to reflect an interim allocation of current Profits as of that date based upon an interim closing of the books of the Partnership.

         "Designated Processor" shall mean the entity, which may be Sabin Metal Corporation or any other Affiliate of SEP, from time to time designated by SEP to process materials on behalf of the Partnership for the recovery of precious metals contained therein and to dispose of such metals on behalf of the Partnership.

         "Exempt Income" shall mean all items of Partnership income which are exempt from federal income tax.

         "Fiscal Quarter" shall mean each fiscal quarter of the Partnership, which shall correspond to the calendar quarters; but upon termination of the Partnership, the end of the last Fiscal Quarter shall coincide with the end of the Partnership's last Fiscal Year.

         "Fiscal Year" shall mean the fiscal year of the Partnership, which shall be the calendar year; but upon termination of the Partnership, "Fiscal Year" shall mean the period from the end of the last preceding Fiscal Year to the date of termination.

         "Interest" shall mean the interest of a Partner in the Partnership (including the interests in the Partnership of all Affiliates of such Partner).

         "Liquidation Gain" or "Liquidation Loss" shall mean all gain or loss that would have been recognized by the Partnership for federal income tax purposes if assets to be distributed by the Partnership in kind pursuant to
Section 13 .4 were sold for cash by the Liquidating Trustee on a date not more than 90 days prior to such distribution at prices equal to their fair market values as determined by the Managing Partner.

         "Losses" shall mean the net losses of the Partnership for federal income tax purposes, as determined pursuant to this Agreement for each Fiscal Year or other relevant accounting period.

         "Managing Partner" shall mean KCOR, and any other person admitted to the Partnership in substitution for KCOR, so long as KCOR or such other person remains a Partner and Arthur J. Hedge, Jr. is its president, chief executive officer and a director.

         "Net Cash Flow" for any period shall mean Cash Receipts for that period less all Partnership expenses paid during that period, including but not limited to (i) amounts paid to the Partnership Accountants for preparing Partnership tax returns and financial statements, (ii) all filing fees and all franchise and other taxes imposed on the Partnership, (b) reserves for tax liabilities of the Partnership, and (c) such other reserves as the Partners deem reasonable under the circumstances.

         "Nondeductible Expenditures" shall mean all items of Partnership expenditure described in code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to the Regulations promulgated under Code
Section 704(b).

         "Partners" shall mean, KCOR and SEP and any other person admitted to the Partnership in substitution for or in addition to KCOR or SEP, so long as that person remains a Partner.

         "Partnership" shall me an the partnership organized under this Agreement and any entity which succeeds to the assets and business thereof.

         "Partnership Accountants" shall mean a firm of independent certified public accountants designated by the Partners.

         "Percentage Interest" shall mean, with respect to each Partner, 50%.

         "Priority Return" shall mean, for each calendar month, the equivalent of interest on the balance as of the first day of that month of the sum of (i) 50% of Unrecovered Capital plus (ii) Cumulative Priority Return, calculated at the annual yield quoted for U.S. Treasury obligations maturing on or about the first day of the 121st month thereafter (or on the business day most proximate thereto), as reported by the Wall Street Journal as of the first business day of such month (a "business day" being a day on which the Wall Street Journal is published).

         "Profits" shall mean the net profits of the Partnership for federal income tax purposes, as determined pursuant to this Agreement for each Fiscal Year or other relevant accounting period.

         "Regulations" shall mean the rules and regulations promulgated under the Code.

         "Tax Credit" shall mean any item of tax credit for federal, state or local income tax purposes.

         "Tax Matters Partner" shall have the meaning defined in the Code.

         "Term" shall mean the period fixed by Section 2.7 for the duration of the Partnership's existence, without regard to any event which may cause or effect the dissolution of the partnership prior to the expiration of that period.

         "Transferee" shall mean any person who acquires all or any part of a Partner's interest in the Partnership by operation of law or as otherwise permitted by this Agreement.

         "Unrecovered Capital" shall mean, as of any date, the amount, if any, by which (a) the Capital Account of SEP as of that ate exceeds (b) the Capital Account of KCOR as of that if such date is other than the last day of a Fiscal Year, to reflect an interim allocation of current Profits or Losses as of that date based upon an interim closing of the books of the Partnership.

         1.2 INTERPRETATION. When the context in which words are used in this Agreement indicates that such is the intent, singular words include the plural and vice versa and masculine words include the feminine and the neuter and vice versa. The word "person" includes, in addition to a natural person, a corporation, partnership, firm, trust or other form of association or entity which is not a natural person. References to Articles, Sections or Schedules are to the appropriate articles, sections or schedules of this Agreement unless otherwise expressly so stated. The words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision.

         1.3 HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not be construed to define or limit the scope, extent or intent of this Agreement or any of its provisions.

                                   ARTICLE II

                                  ORGANIZATION

         2.1 ORGANIZATION. The Partnership shall be a partnership under and in accordance with the laws of the State of Connecticut.

         2.2 NAME. The name of the Partnership shall be "Electronic Recovery Group."

         2.3 PURPOSES. The purposes of the Partnership are to engage in the business of recovering and recycling or otherwise disposing of used computers and other electronic equipment and component parts thereof, including electronics, precious metals, scrap metals and other recyclables. The Partnership may do all things necessary or useful in connection with the fulfillment of its purposes but shall not engage in any other business except with the express written agreement of the Partners.

         2.4 PRINCIPAL OFFICE. The principal office of the Partnership shall be in care of the Managing Partner, or such other place as the Partners, in their discretion, may designate. The Partnership shall have a mailing address as specified in Section 14.1.

         2.5 CERTIFICATE OF DOING BUSINESS. Promptly upon the Partnership's commencement of business in the State of Connecticut or any other State, the Partnership shall file in the proper filing offices in all jurisdictions where required within such State a Certificate of Adoption of Trade Name and all such other certificates or filings as are required for the conduct of the business of the Partnership in that State in accordance with all applicable laws therein.

         2.6 PARTNERS.

         The names and addresses of the Partners are as follows:

                  Kroll Electronic Recovery, Inc.
                  181 Harbor Drive
                  Stamford, CT 06902

                  Sabin Environmental Processing, Inc.
                  181 Harbor Drive
                  Stamford, CT 06902

         2.7 TERM. The existence of the Partnership shall commence on April 1, 1994 and shall continue until December 31, 2010, unless the Partnership is sooner dissolved and terminated pursuant to Article XV or by operation of law.

                                   ARTICLE III

                                PARTNERS' CAPITAL

         3.1 PARTNERS' CAPITAL. SEP has contributed to the capital of the Partnership the sum of $100,000. Subject to the provisions of Section 3.3, SEP shall hereafter from time to time at the request of the Managing Partner contribute additional sums to the capital of the Partnership as necessary to carry on the Partnership's business; PROVIDED, HOWEVER, that the aggregate of all sums contributed and required to be contributed to the capital of the Partnership by SEP pursuant to this Section 3.1 shall not exceed $500,000, irrespective of any amounts that may be distributed to SEP pursuant to this Agreement.

         3.2 CAPITAL CALLS. (a) Except as provided in Sections 3.1 and 3.2(b), a Partner shall not be obligated to repay to the Partnership or any other Partner any Capital Deficit or negative balance in its Capital Account arising at any time during the Term or upon dissolution and liquidation of the Partnership.

                  (b) The Partners shall provide additional financing to the Partnership from time to time, as and when necessary to carry on the Partnership's business, to the extent requirements of the Partnership exceed additional sums required to be contributed to capital by SEP pursuant Section
3.1. Such additional financing shall be provided in the form of capital or loans, as the Partners may agree, but if the Partners are unable to reach agreement, such additional financing shall be provided in the form of capital. Each of the Partners shall provide its Percentage Interest of such additional financing, but if either Partner fails to provide its full share of such financing at the date agreed by the Partners, the other Partner may fund the difference by making a demand loan to the Partnership, with interest at a fixed annual rate which is equal to 250 basis points above the highest "prime rate" reported by the Wall Street Journal as of the date of such loan.

         3.3 PERFORMANCE OF OTHER OBLIGATIONS. The parties acknowledge that the obligation of SEP to contribute additional capital pursuant to Section 3.1 shall be subject at all times to the conditions that (a) the Partnership and KCOR and its Affiliates shall have fully and faithfully performed their respective obligations to or for the benefit of SEP and its Affiliates under this Agreement and otherwise, (b) the Partnership shall continue to process and dispose of precious metals only through a Designated Processor in accordance with Section 8.1(b), (c) Sabin Metal Corporation or another Designated Processor shall continue to be approved by AIG as a "precious metal refiner" as contemplated by
Section 8.1(c), and (d) the Partnership shall continue to have and maintain insurance coverage against environmental liabilities in the manner and to the extent contemplated by Section 8.1(c), and the insurers providing such coverage shall have fully and faithfully performed their obligations under the related policies of insurance.

                                   ARTICLE IV

                       CAPITAL ACCOUNTS AND SHARING RATIOS

         4.1 PARTNER'S CAPITAL ACCOUNTS. The Partnership shall maintain a separate Capital Account for each Partner. Capital Accounts shall be credited and charged as follows:

                  (a) Each Partner's Capital Account shall be credited with (i) the payments of that Partner's Capital Contribution, if any; (ii) each amount of Profits and other items of income allocated or specially credited to that Partner pursuant to Article V or other provisions of this Agreement; and (iii) in the event of any distribution of Partnership assets in kind pursuant to Section 13.4, an amount equal to that Partner's share of Liquidation Gain.

                  (b) Each Partner's Capital Account shall be charged with (i) each amount of Net Cash Flow and other funds of the Partnership distributed or deemed distributed to that Partner pursuant to Article VI or Section 13.4; (ii) each amount of Losses, Nondeductible Expenditures and other items of loss or expense allocated or specially charged to that Partner pursuant to Article V or other provisions of this Agreement; (iii) in the event of any distribution of Partnership assets in kind pursuant to Section 13 4, an amount equal to that Partner's share of Liquidation Losses; and (iv) in the event of any distribution of Partnership assets in kind pursuant to Section 13.4, an amount equal to the fair market value of the assets distributed to that Partner (less liabilities assumed by that Partner and liabilities to which such assets are subject as determined by the Liquidating Trustee).

In the event a Partner transfers all or any part of its Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it is attributable to the transferred Interest; PROVIDED, HOWEVER, that if the transfer causes a termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code, the Capital Accounts of all Partners, including the transferee, shall be redetermined as of the date of such termination. In such event, the Capital Account of each Partner shall be equal to the net fair market value of its Interest as of such date. Subsequent to such redetermination, allocations of income, gain, loss and deduction with respect to assets held by the Partnership on the date of such redetermination shall be governed by the principles set forth in Section 704(c) of the Code and the Regulations thereunder.

                                    ARTICLE V

                           PROFIT AND LOSS ALLOCATIONS

         5.1 PROFIT ALLOCATIONS. (a) All Profits of the Partnership (including each item of income, loss or deduction entering into the computation thereof), Exempt Income and Liquidation Gain shall be allocated to the Partners each Fiscal Year as follows:

                           (i)  first, if any Partner has a negative balance
in its Capital Account (as determined after charging each Partner's Capital Account with the amount of distributions paid or deemed paid to that Partner by the Partnership during that Fiscal Year), to all such Partners in proportion to the negative balances in their Capital Accounts until no Partner has a negative balance in its Capital Account;

                           (ii) next, to SEP in an amount equal to the
excess, if any, of the lesser of (A) all distributions of Net Cash Flow made to SEP during that Fiscal Year and all prior Fiscal Years and (B) the Cumulative Priority Return determined as of the date of such allocation, over (C) all Profits previously allocated to SEP; and

                           (iii) then, to the Partners in the ratio of their
Percentage Interests.

                  (b) If Profits or other items allocable pursuant to this
Section 5.1 shall consist of more than one kind of income or gain or other items in any instance ordinary gain, long-term gain, short-term gain, or Code Section 1231 gain), then the aggregate amounts allocated to each Partner under this section 5.1 shall, in each such instance, include a portion of each kind of income or gain or other item so allocable.

         5.2 LOSS ALLOCATIONS. All Losses (including each item of income, loss or deduction entering into the computation thereof) Liquidation Loss and Nondeductible Expenditures shall be allocated to the Partners in the ratio of their Percentage Interests.

         5.3 TIMING OF ALLOCATIONS. (a) Except as otherwise expressly provided in this Agreement or required by the Code, allocations of Profits or Losses, Nondeductible Expenditures and Exempt Income shall be made as of the last day of each Fiscal Year of the Partnership, except that the books of the Partnership shall be closed and such allocations shall be made as of the last day of any month in which a Partner withdraws or its Interest is sold pursuant to any of the provisions of this Agreement.

                  (b) Gain or Loss recognized upon the occurrence of a sale, exchange, transfer, assignment or other disposition of any asset of the Partnership (but not including occasional sales in the ordinary course of business of inventory, operating equipment or furniture, fixtures or equipment) or any collection in respect of property, hazard or casualty insurance (but not business interruption insurance) or any damage award of the Partnership, shall be allocated on the date of such occurrence.

                                   ARTICLE VI

                APPLICATION AND DISTRIBUTION OF PARTNERSHIP FUNDS

         6.1 CAPITAL CONTRIBUTIONS AND CASH RECEIPTS. Capital contributed to the Partnership shall be applied by the Managing Partner to meet expenses and obligations of the Partnership. The Managing Partner shall apply Cash Receipts to pay, prepay or reserve for Partnership obligations, expenses and liabilities, as the Partners, in their discretion, deem appropriate.

         6.2 NET CASH FLOW. Net Cash Flow shall be distributed among the Partners in the following order of priority:

         (a) first if and for so long as there shall be any balance of Unrecovered Capital or Cumulative Priority Return, to the Partners in the ratio of 80% to SEP and 20% to KCOR; and

         (b) then, to the Partners in the ratio of their Percentage Interests.

         6.3 TIME OF DISTRIBUTIONS. Subject to the provisions of Section 13.4, Net Cash Flow for any period shall be distributed by the Managing Partner as frequently as the Managing Partner, in its discretion, deems appropriate, but no less frequently than annually. Net Cash Flow for the period ended upon a Partner's withdrawal or the sale of its Interest pursuant to any of the provisions of this Agreement shall be distribute within 30 days after such withdrawal or sale. For purposes of adjusting Capital Accounts and making allocations pursuant to Articles IV and V, any distribution of Net Cash Flow received within a given Fiscal Year but paid to the Partners within the first 90 days of the subsequent Fiscal Year shall be deemed to have been distributed on the last day of the Fiscal Year in which such Net Cash Flow was received by the Partnership.

                                   ARTICLE VII

                           ACCOUNTING AND TAX MATTERS

         7.1 FINANCIAL RECORDS AND REPORTS. (a) The Managing Partner shall maintain complete accurate and up-to-date books and the Partnership's business. The books and records shall be maintained at the principal office of the Partnership or at another office designated for that purpose by the Managing Partner upon prior notice to the other Partners. Any Partner and its duly authorized representatives may examine the books an records of the Partnership during normal business hours, at the place where they are maintained, and may obtain photocopies of any of such books and records at its own expense.

                  (b) Within 90 days after the end of each Fiscal Year, the Managing Partner shall cause to be prepared and distributed to the Partners an annual report of the Partnership for such Fiscal Year, containing a balance sheet of the Partnership as of the end of the Fiscal Year and statements of income, cash flow, Partners' equity and changes in financial position of the Partnership for the Fiscal Year, all prepared in accordance with generally accepted accounting principles, duly audited by the Partnership Accountants and accompanied by the report of such accountants thereon.

         7.2 TAX RETURNS. The Managing Partner shall cause the Partnership's federal, state and local income tax returns for each year to be filed not later than the dates when such filings are required by law. The Managing Partner shall cause a copy of each such return to be transmitted to each Partner within 90 days after the end of the year (or, if the return cannot be completed within such period despite the application of diligent effort, provide each Partner with information on an estimated basis, in appropriate detail, as to such Partner's allocable share of Partnership items), so that each Partner will have such information available as necessary for preparation of its own income tax returns on a timely basis.

         7.3 ACCOUNTING AND TAX ELECTIONS. All elections required or permitted to be made by the Partnership under the Code shall be made by the Managing Partner, based upon the advice of the Partnership Accountants, in such manner as the Managing Partner determines to be the most advantageous to the Partners.

         7.4 FEDERAL INCOME TAX PROCEEDINGS. The Managing Partner shall be the Tax Matters Partner of the Partnership and, pursuant to the requirements of the Code, shall notify the other

Partners of all administrative and judicial federal tax proceedings relating to the Partnership.

         7.5 BANK ACCOUNTS AND INVESTMENTS. The bank accounts of the Partnership shall be maintained in the name of the Partnership in such banking institutions as the Managing Partner shall determine. Withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the Managing Partner may determine, except that withdrawals of amounts in excess of $50,000 shall require the signature of at least one person designated by SEP. All Partnership funds not currently required in the operation of the business may be invested by the Partnership only in (i) the Partnership's bank accounts,
(ii) securities with maturities of one year or less from the date of acquisition which are either issued, fully guaranteed or insured by the United States Government or any agency thereof, (iii) certificates of deposit, Eurodollar time deposits, overnight bank deposits and banker's acceptances having maturities of one year or less from the date of acquisition, (iv) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P1 by Moody's Investors Service, Inc., or carrying an equivalent rating by any other nationally recognized statistical rating agency if both of the two named rating agencies cease publishing ratings on investments, or (v) such other investments as are approved by the Partners. All receipts, funds and income of the Partnership shall be promptly deposited in the Partnership's bank account and shall not be commingled with any funds of any Partner or any other person.

                                  ARTICLE VIII

                         MANAGEMENT OF THE PARTNERSHIP;
                        POWERS AND DUTIES OF THE PARTNERS

         8.1 MANAGEMENT AND CONDUCT OF OPERATIONS. (a) The Managing Partner shall manage the day to day operations of the Partnership for the purposes set forth in Section 2.3 and shall have all power and authority necessary, useful or convenient to enable it to do so, subject to the express terms and provisions of this Agreement, including provisions requiring consent to specific actions or transactions by the other Partners. Notwithstanding the foregoing, in the event that Arthur J. Hedge, Jr. shall cease to be the president, chief executive officer and a director of KCOR, the functions of the Managing Partner shall be exercised jointly by the Partners unless SEP shall otherwise agree. The Managing Partner may provide administrative services to the Partnership but shall be entitled to reimbursement for such services only if and to the extent such services and reimbursement are expressly consented to and approved by SEP, in advance, as contemplated by Section 9.2.

                  (b) All processing of materials to obtain precious metals and all refining and disposition of precious metals which may be useful or necessary in the conduct of the Partnership's business shall be performed by a Designated Processor, unless the conduct of such activities by a Designated Processor would result in a violation of law or, in the judgment of the Managing Partner acting in good faith and upon prior notice and detailed explanation to SEP and the Designated Processor, would expose the Partnership or any of its customers to actual or potential liability for violations of environmental law or otherwise would not comply with prevailing legal standards for avoidance of damage to the environment and are likely to have a materially adverse effect upon the interests of the Partnership. The Managing Partner shall notify each Designated Processor of any defects in environmental practices or procedures employed by the Designated Processor promptly upon becoming aware of such defects and shall allow the Designated Processor a reasonable time to correct the same prior to discontinuing the processing and disposition of materials and precious metals by the Designated Processor on behalf of the Partnership. In performing such services for the Partnership, the Designated Processor shall recover and refine precious metals contained in products provided to it by the Partnership and shall dispose of such metals for the Partnership's account. The Designated Processor shall receive compensation for such services at competitive rates. If and to the extent that the processing and disposition of materials (including precious metals) on behalf of the Partnership may be performed, not in violation of any provision of this Agreement, by any Person other than a Designated Processor, the Managing Partner shall ensure that the Persons performing such services are approved providers of such services for purposes of the insurance coverage described in Section 8.1(c).

         (c) The Partnership shall obtain insurance against environmental liability in connection with the processing and disposition of materials or property. Such insurance shall be made available under one or more policies of liability insurance obtained by the Partnership from AIG or any of its subsidiaries or another insurer of comparable stature and rating. The insurance shall designate the Partnership as named insured and may name one or more clients or customers of the Partnership as additional insureds; the annual policy limit shall be not less than $20,000,000 (or such lesser amount as the Partners may agree); and coverage shall be available on a "claims made" basis with such deductible amounts as the Partners may agree. The Managing Partner represents and warrants to SEP that Sabin Metal Corporation has been approved by AIG as a "precious metals refiner" for purposes of such insurance coverage and that such coverage is therefore available with respect to the processing and refining of materials by Sabin Metal Corporation as a Designated Processor as contemplated by Section 8.1(b).

         8.2 CONSENT OF PARTNERS.

         Without limitation, each of the following Partnership actions shall require the unanimous consent of the Partners:

                  (i) the location and leasing or other acquisition of offices and other permanent installations or facilities;

                  (ii) the incurring of obligations under any contract involving the payment by the Partnership of more than $50,000, or any contract requiring performance by the Partnership over a term of more than one year unless such contract is terminable by the Partnership, without obligation, on not more than 30 days notice;

                  (iii) a sale of material assets of the Partnership, excluding any disposition for less than $50,000 of materials or other property acquired by the Partnership for processing or other disposition or derived from materials or property so acquired;

                  (iv) the disbursement of funds of the Partnership in excess of $15,000 for any capital expenditure;

                  (v) the incurring of any loan or indebtedness of the Partnership in excess of $15,000 in any instance or in the aggregate;

                  (vi) any undertaking in the nature of a guarantee;

                  (vii) any loan of Partnership funds or extension of credit by the Partnership (not including the provision of goods or services by the Partnership to its customers or clients on open account for payment in the ordinary course of business);

                  (viii) the acquisition of property, or a legal or beneficial interest therein, other than materials and other property acquired for processing or disposition in the ordinary course of the Partnership's business, or fixtures, furniture and equipment acquired for use in the ordinary course of the Partnership's business;

                  (ix) the granting or consent to the imposition of any security interest or material encumbrance on Partnership assets;

                  (x) the selection or change of the partnership's depreciation or accounting methods or the change of the Partnership's Fiscal Year;

                  (xi) the designation of the Partnership's counsel and the Partnership Accountants;

                  (xii) amendment of the Partnership Agreement;

                  (xiii) the confession of judgment by the Partnership, or the adjustment, settlement or compromise of any claim, obligation, debt, demand, suit or judgment against the Partnership involving more than $15,000;

                  (xiv) the payment of a fee to any Partner or Affiliate of a Partner, except as expressly authorized in Section 9.2; and

                  (xv) the establishment of the annual capital and operating budgets for the Partnership and the determination of funds required for the conduct of the Partnership's business, including the timing and amount of contributions to capital by SEP pursuant to Section 3.1 or by the Partners pursuant to Section 3.3.

         8.3 DUTIES OF PARTNERS. The Partners shall devote such time to the affairs of the Partnership as is necessary, in their reasonable judgment, to properly supervise the activities and business of the Partnership and to fulfill their obligations under this Agreement. Without limitation of the foregoing, the Managing Partner shall provide to the Partnership the services of Arthur J. Hedge, Jr. to the extent necessary or appropriate to supervise and develop the Partnership's operations in a proper and businesslike manner, including the establishment and leasing of offices and other required facilities, the negotiation and administration of sales, business and financial arrangements with third parties, the hiring of personnel, the maintenance of books and records, the supervision of accountants and the performance of such other functions of an executive nature as would normally be conducted by the chief operating officer of a business organized as a corporation.

         8.4 INDEMNIFICATION AND EXCULPATION. The Partnership, its receiver or its trustee shall indemnify and save harmless each of the Partners from any claim, liability or damage (excluding any liability or damages relating to income taxes) that such Partner may incur by reason of any act it performed or omitted to perform in its capacity as a Partner, including but not limited to reasonable attorneys' fees incurred by it in connection with the defense of any action based on any such act or omission, except to the extent attributable to such Partner's bad faith, wilful misconduct, gross negligence or breach of this Agreement.

                                   ARTICLE IX

                             PARTNERS' COMPENSATION

         9.1 FEES AND ALLOWANCES. Except as set forth in Section 9.2, the Partners shall not be entitled to receive from the Partnership any management fees or salary.

         9.2 PERMITTED COMPENSATION.

         (a) SEP or its Affiliates shall be entitled to receive processing fees and other payments or profits at competitive rates for recovering and refining precious metals on behalf of the Partnership as contemplated by Section 8.1(b).

         (b) Affiliates of KCOR (including AIG) shall be entitled to receive premiums at competitive rates in respect of insurance coverage provided by such Affiliates to or for the benefit of the Partnership (including the Partners) or its customers as contemplated by Section 8.1(c).

         (c) KCOR and its Affiliates shall be entitled to reimbursement from the Partnership for the costs of administrative services provided to the Partnership by KCOR or any of its Affiliates but only if and to the extent that such services are provided to the Partnership with the prior written consent of SEP and the rates of reimbursement for such services are approved by SEP prior to the rendering of such services.

         (d) The Partnership may borrow money from any Partner or any Affiliate of a Partner and pay interest on the amounts borrowed as contemplated by Section 3.2(b).

         9.3 OTHER BENEFITS. Except as expressly permitted by Section 9.2, the Partners and their Affiliates shall not (i) contract for or receive separate fees or benefits, directly or indirectly, as a result of their interest in any person which supplies goods or services to the Partnership, or (ii) otherwise transact business with the Partnership, unless prior to such transaction the material terms of such transaction have been disclosed to and consented to by each Partner.

                                    ARTICLE X

                          OTHER ACTIVITIES OF PARTNERS

         Except as otherwise provided in this Article X, nothing in this Agreement shall limit or restrict the right of any Partner, directly or indirectly, to engage in business ventures and investments other than the Partnership or any other Partner any right or interest in any such other venture or investment or any income, profit or other benefit derived therefrom. Each of the Partners covenants and agrees (and shall procure for the benefit of the Partnership covenants to the same effect from the Partner's principal Affiliates, excluding, in the case of KCOR, AIG) that neither it nor any Affiliate of it shall, directly or indirectly (as a venturer, partner, stockholder, agent or other representative), invest, engage, participate or become interested, affiliated or connected with, be employed by or render services to, any Person (other than the Partnership) which shall engage in a business that is similar to or competitive with the business of the Partnership as contemplated hereby; PROVIDED, HOWEVER, that the foregoing shall not (i) in any way apply to or hinder or restrict AIG and its subsidiaries (other than Kroll Associates, Inc., its subsidiaries and any other entity by which Arthur J. Hedge, Jr. is employed or in which he has an investment or to which he renders services as an officer, director or consultant) from the making of any investment or the conduct of its or their respective businesses, whether or not in competition with the Partnership, (ii) restrict SEP or any Affiliate of SEP from the conduct of its metals processing, trading and refining businesses or from rendering to others any services similar to those which it renders or may render to the Partnership, (iii) restrict Kroll Associates and its subsidiaries from rendering services to Persons other than the Partnership to the extent that such services are not competitive with those offered by the Partnership to other Persons, or (iv) restrict the ownership by a Partner and all of its Affiliates, solely as a passive investment, of securities of any business if such ownership is (x) not as controlling person or as a member of a group that controls such business, and (y) not as a direct or indirect beneficial owner of 5% or more of any class of securities of such business. The restrictions contained in this
Article X shall continue in force with respect to any Partner which withdraws from the Partnership or whose Interest is purchased pursuant hereto for a period of two years following such withdrawal or purchase. Each of the Partners acknowledges that the remedies at law for breach of the provisions of this
Article X will be inadequate and, therefore, in the event of any threatened or actual breach of the provisions of this Article X the Partnership and the remaining Partner shall be entitled to obtain temporary and permanent injunctive relief from any court of competent jurisdiction, without being required to post a bond or prove damages, in addition to any other remedies it may at law or in equity.

                                   ARTICLE XI

                       RESTRICTIONS ON PARTNERS' INTERESTS

         11.1 LIMITATIONS ON DISPOSITION. Except as expressly permitted under the further provisions of this Article XI, a Partner shall not assign, pledge, sell, encumber, mortgage, pledge or alienate in any way any part of its Interest in the Partnership without he prior written consent of the other partner, which may be given or withheld solely in the discretion of such other Partner. The sale or other encumbrance or transfer of interests in any Partner which is a partnership, or of the stock of any Partner which is a corporation, or of the stock of any corporation which is the general partner of any Partner which is a partnership, shall be subject to all of the provisions of this Agreement permitting and restricting alienation. Each Partner shall cause all of its partners or shareholders to execute an agreement confirming that they are bound by the foregoing provisions.

         11.2 EXCEPTIONS FOR ALIENATION. There shall be no limitation on the sale or other transfer of an Interest by any Partner to any Affiliate, provided that the transferee agrees in writing to be bound by all of the terms and conditions of this Agreement with the same force and effect as if such transferee had been an original party hereto. There shall be no limitation on the sale or other transfer by the shareholders of a corporate Partner of stock in such Partner, or on the sale or other transfer by the partners of any Partner which is a partnership, or on the sale or other transfer by the shareholders of a corporation which is the general partner of any Partner which is a partnership, to a spouse or lineal descendant (or spouses thereof) of said shareholder or such partner or to an existing partner or shareholder of such partnership or corporation (as the case may be), provided the transferee agrees in writing to be bound by the terms of this Agreement.

         11.3 PURCHASE AND SALE OPTIONS. (a) In the event that (i) a dispute shall remain unresolved between the Partners for more than 30 days concerning any matter as to which their agreement is required for the operation of the business of the Partnership or (ii) Arthur J. Hedge, Jr. shall have ceased to be actively engaged in the business of the Partnership and a person acceptable to SEP shall not have been designated by KCOR as his successor within 60 days thereafter (any such event, an




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"Option Trigger"), either Partner shall have the right to exercise the rights and privileges set forth in this Section 11.3 to purchase the Interest of the other Partner or to sell its Interest to the other Partner.

                  (b) Upon the occurrence of an Option Trigger, either Partner (the "Offering Partner) shall have the right by written notice given as set forth n Section 14.1 to tender to the other Partner (the "Receiving Partner") an offer to sell (the "Offer to Sell") the entire Interest of the Offering Partner to the Receiving Partner, and an offer to purchase (the Offer to Purchase") the entire interest of the Receiving Partner. The price in the Offer to Sell shall be the same as the price in the Offer to Purchase (as calculated on a percentage of interest in the profits of the Partnership) and shall be for all cash, except that the price to be paid for the Interest of SEP after such calculation shall be increased by 50% of the amount of Unrecovered Capital as of the day of closing of the proposed transaction. For example, if the Percentage Interest of the Offering Partner is 50%, and the Offer to Sell is made in the amount of $1,000,000, the Offer to Purchase must also be in the amount of $1,000,000, except that if the Offer to Sell is made by SEP and the balance of Unrecovered Capital at the time of closing of the sale $300,000, the Offer to Sell will be adjusted to be $1,150,000. Similarly, if the Percentage Interest of the Offering Partner is 75% and the Offer to Sell is made in the amount of $1,500,000, the Offer to Purchase must be made in the amount of $500,000 (subject to a corresponding adjustment for Unrecovered Capital). The Offers shall be irrevocable for a period of 30 business days from and after the delivery of such Offers and the Receiving Partner may, prior to expiration of said period, accept either the Offer to Sell or the Offer to Purchase. Upon acceptance, the Offering Partner shall be obligated to sell or to purchase an Interest, as the case may be, and the Receiving Partner shall be reciprocally obligated. If the Receiving Partner shall fail, within such 30 business day period, to unconditionally accept either the Offer to Sell or the Offer to Purchase, the Receiving Partner shall be deemed to have accepted the Offer to Purchase, that is, it shall be obligated to sell its Interest to the Offering Partner.

                  (c) The closing of the sale of an Interest shall occur 180 days after the date the Offers were made, or on such earlier date as may be specified by the Partner purchasing the Interest being sold. Each Partner shall pay its own expenses in connection with such purchase and sale. The selling Partner shall execute and deliver such documents of transfer and assignment as shall be necessary to convey its interest in the Partnership and all other property and assets of the Partnership to the purchasing Partner (or its designee) with all required




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transfer taxes or stamps affixed and paid for by the Partner customarily obligated to pay the same.

                  (d) Any Partner purchasing the Interest of the other Partner under the terms hereof shall indemnify and hold the selling Partner harmless from all liabilities of the Partnership under any then existing agreements or other obligations arising with respect to the Partnership and shall use its best efforts to cause the selling Partner to be removed as a maker or guarantor of any Partnership indebtedness or other obligations.

                  (e) Each Partner shall have the right to specific performance to compel the other Partner to carry out its obligations and covenants set forth in this Section 11.3.

         11.4     RIGHT OF FIRST REFUSAL.

         At any time more than three years after the date hereof, either Partner (hereinafter a "Selling Partner") may sell its entire Interest in the Partnership subject to the following:

                  (a) The Selling Partner must obtain a bona fide and binding offer to purchase its entire interest from a bona fide purchaser. The Selling Partner shall serve written notice upon the other Partner in accordance with
Section 14.1, confirming that it has such a bona fide offer for the purchase of its entire Interest, stating the name of the purchaser desiring to purchase same, the sales price and the terms of payment and other conditions of such sale ("Sale Offer"). Said notice shall also contain an Offer to Sell such interest to the other Partner for the price and upon the terms and conditions contained in said bona fide offer (which must be for cash and/or purchase money financing) subject to the terms and conditions hereinafter set forth. Notwithstanding the foregoing, the other Partner, upon receipt of the Sale Offer, shall have up to 30 business days to agree to acquire such Interest of the Selling Partner pursuant to the Offer to Sell and up to 180 business days from the date of the Offer to Sell to acquire such interest of the Selling Partner in the Partnership.

                  (b) In the event that the non-Selling Partner does not exercise the option to purchase the Interest so offered within 30 business days after the receipt of the Sale Offer, the Selling Partner shall be free to dispose of its interest, but only to the purchaser named in the aforesaid bona fide offer of purchase, at the price and upon the terms and conditions set forth in the Sale Offer, which Sale Offer must provide for a closing not later than 60 business days following the termination of the non-Selling Partner's option and provided that the purchaser agrees in writing to be bound by all of the terms and


                                      -20-
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provisions of this Agreement and assumes its pro rata share of all obligations of the Partnership.

                                   ARTICLE XII

                    RIGHT TO CONTINUE BUSINESS OF PARTNERSHIP

         In the event of the dissolution, removal, withdrawal or Bankruptcy of a Partner or the appointment of a receiver for, or seizure by a judgment creditor of, a Partner' s Interest in the Partnership, or upon the occurrence of any event with respect to a Partner which would result in the dissolution of the Partnership under the Act, that Partner (the "Terminating Partner") or its legal representative shall promptly notify the remaining Partners, and the Partnership shall be dissolved, but all of the surviving Partners may elect to continue the business of the Partnership for the balance of the Term, with all of the Partnership property as before. The election may be made by the surviving Partners by notice to the Terminating Partner within 30 days after receipt by the surviving Partners of notice of the event. Upon such election the Partnership shall be reconstituted, the Terminating Partner shall be deemed to have offered to sell its Interest for the balance in its Capital Account in accordance with Section 11.3, and the surviving Partners shall continue the business of the Partnership with all of the Partnership's assets in accordance with the provisions this Agreement. If no election to continue the business of the Partnership is effective within 90 days after an event giving rise to dissolution, the Partnership's business shall be wound up pursuant to Article XIII.

                                  ARTICLE XIII

                           DISSOLUTION AND WINDING UP

         13.1 EVENTS OF DISSOLUTION. The Partnership shall be dissolved and its business shall be wound up upon the earliest of the following to occur:

                  (a) the expiration of the Term;

                  (b) the distribution, disposition (except by way of an installment sale) or abandonment of all of the Partnership's assets other than cash;

                  (c) at the option of SEP, upon notice to KCOR, in the event that (i) the Partnership or KCOR or any of its Affiliates shall default in the full and faithful performance of any of their respective obligations to or for the benefit of SEP and its

Affiliates under this Agreement or otherwise, (ii) the Partnership shall process and dispose of precious metals through a Person other than a Designated Processor, (iii) the Partnership shall fail to maintain in force insurance coverage as described in Section 8.1(c) or any insurer shall default under the terms of any such coverage obtained by the Partnership, or (iv) Sabin Metal Corporation or any other Designated Processor shall cease to be approved by AIG as a precious metals refiner for purposes of such coverage;

                  (d) the dissolution, removal, withdrawal or Bankruptcy of a Partner, or the appointment of a receiver for, or seizure by a judgment creditor of, a Partner's interest in the Partnership, or any event with respect to a Partner that would result in the dissolution of the Partnership under the Act, unless any remaining or successor Partner elects to continue the business of the Partnership for the balance of the Term pursuant to Article XII; or

                  (e) the agreement of the Partners to dissolve the Partnership.

                  13.2 LIQUIDATING TRUSTEE. Except as otherwise expressly permitted under this Agreement, upon the dissolution of the Partnership the business of the Partnership shall be would up and its assets liquidated by a Liquidating Trustee or Trustees who shall be (i) the Managing Partner, or if there shall not be a Managing Partner, (ii) SEP. In carrying out the winding up of the business and the liquidation of the assets of the Partnership, the Liquidating Trustee shall have all of the rights and powers of the Managing Partner under this Agreement.

                  13.3 PROCEDURE ON WINDING UP. A reasonable time shall be allowed for the orderly winding up of the Partnership's business, the liquidation of its assets and the discharge of its liabilities to enable the Liquidating Trustee to minimize the losses attendant upon liquidation. The operations of the Partnership shall continue during liquidation solely for the purpose of winding up the Partnership's business. Upon completion of the winding up and liquidation, each of the Partners shall be furnished with a statement, reviewed by the Partnership Accountants, which sets forth the assets and liabilities of the Partnership at the date of complete liquidation. Upon distribution of the statement, the Liquidating Trustee shall cause a certificate of cancellation of the Partnership to be duly prepared, executed and filed.

                  13.4 DISTRIBUTION OF ASSETS. The proceeds of liquidation shall be applied and distributed first, to SEP to pay any balance of Unrecovered Capital, next, to the Partners in proportion to the positive balances, if any, in their Capital


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

Accounts (after giving effect to all allocations of Profits and Losses resulting from or arising prior to the liquidation of the Partnership's assets), and then, to the Partners in the ratio of their Percentage Interests. No Partner or permitted assignee shall have the right to require a partition of any or all of the Partnership property. In the event the Liquidating Trustee, in its discretion, shall determine that it is necessary to make a distribution of all or any of the assets of the Partnership in kind, those assets may be divided and distributed based upon valuations assigned by the Liquidating Trustee pursuant to an appraisal by an independent appraiser selected by the Liquidating Trustee, but if not so divided, such assets shall be transferred and conveyed to all of the Partners or their permitted assignees, as tenants in common, so as to vest in each of them an undivided interest in the whole of those assets, entitling each of them to participate in those assets, as the Liquidating Trustee shall determine, either (i) subject to and in accordance with the distribution priorities set forth above or (ii) to the extent of such relative interests in such assets as shall be determined by the Liquidating Trustee to reflect the relative rights and interests derived from such priorities and its estimate of the value of those assets.

                                   ARTICLE XI

                                  MISCELLANEOUS

         14.1 NOTICES. All notices, demands, requests, consents or other communications required, permitted or provided for under this Agreement shall be effective only if in writing and shall be deemed to have been given when delivered by personal service or deposited in the United States mail and sent by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  (a) if to the Partnership, to both of the Partners at their respective addresses provided for in this Section 14.1, or any other address designated by written agreement of the Partners; and

                  (b) (i) if to KCOR, at its address set forth in Section 2.6(a), and

                  (ii) if to SEP, to 300 Pantigo Place, Suite 102, East Hampton, New York 11937.

                  (c) Either Partner may change its address for purposes of this
Section 14.1 by notice to the Partnership in the manner herein provided for.



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

                  14.2 FURTHER ASSURANCES. Each of the Partners hereafter shall execute and deliver such further instruments and do such further acts and things consistent with the provisions of this Agreement as may be required or useful to carry out the intent and purpose of this Agreement.

                  14.3 ORGANIZATIONAL EXPENSES. All expenses of organizing the Partnership, including legal fees; and expenses incurred by the Partners in connection therewith, shall be borne by the Partnership.

                  14.4 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement is held to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

                  14.5 GOVERNING LAW. This Agreement shall be governed by and construed for all purposes in accordance with the laws of the State of New York applicable to contracts made and to be performed in that State, except that matters relating to the organization and existence of the Partnership shall be governed by the Act to the extent the provisions thereof are applicable.

                  14.6 ENTIRE AGREEMENT: AMENDMENT. (a) Except as otherwise expressly provided in this Agreement, this instrument incorporates the entire agreement and understanding among the parties with respect to its subject matter and supersedes any prior or written understanding between the Partners relating to the same subject matter.

                  (b) This Agreement may not be amended or terminated, nor may any provision hereof be waived in any instance, except by an instrument in writing executed by all of the Partners or by the Partner to be charged with such waiver.

                  14.7 BINDING EFFECT: SUCCESSORS. Except as otherwise provided in this Agreement, all provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the successors and assigns of the parties.

                  14.8 ARBITRATION. Any dispute between or among any Partners relating to the interpretation of or arising out of this Agreement or relating to the Partnership shall be resolved by binding arbitration before a panel of three arbitrators in New York, New York in accordance with the rules of the American Arbitration Association then obtaining. Costs of the arbitration shall be borne in accordance with the award of the arbitrators.

The arbitrators shall not have power or authority to modify or reform this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KROLL ELECTRONIC RECOVERY, INC .              SABIN ENVIRONMENTAL
                                              PROCESSING, INC.

By: /s/ Arthur J. Hedge, Jr.                  By: /s/ Andrew Sabin
   ---------------------------                   ----------------------
Name:  Arthur J. Hedge, Jr.                   Name:  Andrew Sabin
Title: President                              Title: President

                                WAIVER AGREEMENT

         This Waiver Agreement, dated as of November 8, 1994 (the "Waiver Agreement"), is among American International Group, Inc. ("MG"), Jules B. Kroll ("JBK") and Kroll Holdings, Inc. ("Kroll"). All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Stockholder Agreement (as defined below).

         WHEREAS, MG became a stockholder of Kroll pursuant to the Plan of Reorganization and Stockholder Agreement, dated June 15, 1993 (the "Stockholder Agreement"), by and among MG, JBK and Kroll,

         WHEREAS, Section 6.3 of the Stockholder Agreement contains certain restrictions with respect to the issuance of additional Equity Securities by Kroll, and

         WHEREAS, Kroll wishes to obtain MG's waiver of Section 6.3 of the Stockholder Agreement with respect to the issuance of 1,648 (one thousand six hundred and forty eight) shares (the "Shares") of its Common Stock to Brian M. Jenkins, Deputy Chairman of Kroll.

         NOW THEREFORE, the parties hereto hereby agree as follows:

                  MG hereby agrees to waive Section 6.3 of the Stockholder Agreement to the extent required with respect to the issuance of the Shares.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be executed as of the day and year first written above and, in the case of the corporate parties, on their behalf by a duly authorized officer.

                                            AMERICAN INTERNATIONAL GROUP, INC.

                                            By /s/ Edward E. Matthews
                                              ------------------------------
                                               Title:

                                            KROLL ASSOCIATES, INC.

                                            By /s/ Jules Kroll
                                              ------------------------------
                                               Title:

                                            JULES B. KROLL

                                            By /s/ Jules Kroll
                                              ------------------------------